UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 20, 2005

Date of Report (Date of Earliest Event Reported)
BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)
157-159 rue Anatole France, 92300 Levallois-Perret,
France

(Address of principal executive offices)
(408) 953-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into or Amendment of a Material Definitive Agreement
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 10.1

Item 1.01 Entry into or Amendment of a Material Definitive Agreement.
     On October 20, 2005, the board of directors of Business Objects S.A. (the “Company”), approved an amendment and restatement to Section 3.1 of the Company 2001 Stock Incentive Plan (the “2001 Plan ) to increase the number of shares authorized for issuance under the 2001 Plan to 8,087,729 shares from 6,662,729 shares.
     The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the amended 2001 Plan included as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 20, 2005, the board of directors of the Company approved an amendment and restatement to Article 6 of the Company’s Amended and Restated Bylaws (the “Amended Bylaws”). The Amended Bylaws became effective October 20, 2005. The Amended Bylaws decrease the stated share capital of the Company to €9,363,278.90 from a stated share capital of €9,657,576.60. This decrease is a result of the cancellation of treasury shares as authorized by the Company’s shareholders at the annual shareholders’ meeting on June 14, 2005 pursuant to the tenth resolution of the Company’s shareholders. Pursuant to French law, changes in a company’s stated capital must be reflected in such company’s bylaws.
     The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amended Bylaws attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Business Objects S.A, as amended October 20, 2005 (English translation).
10.1	Business Objects S.A. 2001 Stock Incentive Plan, as amended October 20, 2005.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 26, 2005

BUSINESS OBJECTS S.A.

By:	/s/ James R. Tolonen

James R. Tolonen
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Business Objects S.A, as amended October 20, 2005 (English translation).
10.1	Business Objects S.A. 2001 Stock Incentive Plan, as amended October 20, 2005.

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